UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2014

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On February 13, 2014, the board of directors (the “Board”) of Lilis Energy, Inc. (the “Company”) appointed Nuno Brandolini and Robert Bell to the Board following a decision by the Board to increase the size of the Board from five members to seven members.

The Company expects to enter into independent director agreements with each of Messrs. Brandolini and Bell in the near future.  The Company expects the independent director agreements to provide that as compensation for serving as a director, each of Messrs. Brandolini and Bell (i) shall be granted 50,000 shares of the Company’s common stock, par value $0.0001 (“Common Stock”), which Common Stock shall vest in three annual installments, (ii) shall be paid $40,000 in annual cash compensation as director’s fees, and (iii) shall be granted shares of Common Stock equal to $40,000 as of the most recent closing price of the Common Stock on each annual anniversary following the director’s appointment.

There are no arrangements or understandings between Messrs. Brandolini or Bell and any other person pursuant to which they were appointed as directors. Neither of Messrs. Brandolini or Bell are parties to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Messrs. Brandolini and Bell to the Company’s Board is attached as Exhibit 99.1 to this current report on Form 8−K and incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1*	Press Release of Lilis Energy, Inc. dated February 13, 2014

* Furnished herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2014	LILIS ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
Chief Financial Officer and Chief Operating Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release of Lilis Energy, Inc. dated February 13, 2014

* Furnished herewith.

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